                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of General Electric Company on Form S-4 of our report dated January 20, 1999, appearing in the Annual Report on Form 10-K of OEC Medical Systems, Inc. for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus/Proxy, which is part of this Registration Statement.



DELOITTE & TOUCHE LLP

Salt Lake City, Utah
October 1, 1999